UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 15, 2024

ASHFORD INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)
14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Background
Pursuant to the Investor Rights Agreement, dated November 6, 2019, by and among Ashford Inc. (the “Company”), Archie Bennett, Jr., Monty J. Bennett and certain other parties thereto (the “Investor Rights Agreement”), Mr. Archie Bennett, Jr., during his lifetime, and a Majority in Interest of the Covered Investors thereafter (as defined in the Investor Rights Agreement), and Mr. Monty J. Bennett, during his lifetime, and a Majority in Interest of the Covered Investors thereafter, each has the right to nominate one individual for election to the Board of Directors (the “Board”) of the Company (each such nominee, a “Seller Nominee”).
As previously disclosed by the Company on July 25, 2024, W. Michael Murphy, a director of the Company, passed away on July 24, 2024 leaving a vacancy on the Board. Mr. Murphy was the Seller Nominee of Mr. Archie Bennett, Jr. Accordingly, Mr. Archie Bennett, Jr. has nominated Mark A. Sharkey, PhD, as the successor to Mr. Murphy as his Seller Nominee to fill the vacancy on the Board. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Mr. Sharkey as a director of the Company on October 15, 2024 to fill the vacancy on the Board and to serve as the Seller Nominee of Mr. Archie Bennett, Jr., to serve until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Sharkey has not been appointed to any committee of the Board.
The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Investor Rights Agreement, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.
Biography
Mr. Sharkey, age 64, is currently Executive in Residence, Daniels School of Business, Executive PhD program at the University of Denver. From 1993 to April 2018, he served in various roles of increasing responsibility at Remington Lodging & Hospitality, LLC (“Remington”), a subsidiary of the Company, including most recently as President and as Chief Operating Officer and Managing Director. Following his retirement from Remington in April 2018, Mr Sharkey has continued to serve Remington as a consultant.

Mr. Sharkey served as a member of the Hilton Owners Advisory Council, the Embassy Suites Owners Advisory Council, and has been a board member of ASFONA, Inc. since 2013. Prior to joining Remington in 1993, Mr. Sharkey was Regional Manager and Director of New Openings with La Quinta Inc.
Mr. Sharkey earned a Bachelor of Arts in Business Administration degree with a concentration in Hospitality Management from Michigan State University and holds a Master of Business Administration degree from the University of Denver. In 2021, Mr. Sharkey earned a Doctor of Philosophy degree with a concentration in Leadership and Management from the University of Denver. Mr. Sharkey has served in the hospitality industry for over 40 years, operating and developing a range of select, full-service and luxury hotels.
Compensatory Arrangements
In anticipation of his retirement from Remington, Mr. Sharkey entered into an Employment, Consulting, Separation and Release Agreement with Remington on February 1, 2016 that provided, among other things, terms of Mr. Sharkey’s transition services with Remington (as amended, the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Sharkey remains, and through June 30, 2026, will remain, employed at Remington as a consultant with compensation of $3,000 per month for his services. He also receives health and welfare benefits from Remington of approximately $2,714 per month. Such health and welfare benefits will terminate on June 10, 2025.
Aside from the Investor Rights Agreement described above, there are no other arrangements or understandings between Mr. Sharkey and any other person with respect to his appointment to the Board. Other than as described above, there have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Sharkey, or any member of his immediate family, had, or will have, a direct or indirect material interest.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.
Exhibit Number         Description

99.1    Investor Rights Agreement, dated November 6, 2019, by and among Ashford Nevada Holding Corp., Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP and the parties thereto (incorporated by reference to Exhibit 10.1 of Form 8-K filed on November 6, 2019) (File No. 001-36400)
104    Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 21, 2024

ASHFORD INC.

By:	/s/ ALEX ROSE
Alex Rose
Executive Vice President, General Counsel & Secretary

4